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                                                                      Exhibit 21


                       SUBSIDIARIES OF ENESCO GROUP, INC.

                                                              Jurisdiction
Name                                                          of Organization
----                                                          ---------------
Enesco Limited                                                England

Enesco France, S.A.                                           France

Enesco International Ltd.                                     Delaware

Enesco International (H.K) Limited                            Hong Kong

N.C. Cameron & Sons Limited                                   Ontario, Canada

Enesco Holdings Limited                                       England



All of the above-listed subsidiaries are included in the Company's consolidated financial statements for all of both 2001 and 2002.